EXHIBIT 1.1
12,000,000 Shares
Inverness Medical Innovations, Inc.
Common Stock, par value $.001 per share
UNDERWRITING AGREEMENT
November 14, 2007
UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
As Representatives of the several Underwriters
c/o UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
     Introductory. Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 11,834,302 shares of its common stock, par value $.001 per share (the “Shares”); and the stockholders of the Company named in Schedule B (collectively, the "Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 165,698 Shares, with each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B. The 11,834,302 Shares to be sold by the Company and the 165,698 Shares to be sold by the Selling Stockholders are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,800,000 Shares. The additional 1,800,000 Shares to be sold by the Company are called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” UBS Securities LLC (“UBS”), Jefferies & Company, Inc. (“Jefferies”), Merrill Lynch & Co. and Merrill, Lynch, Pierce, Fenner & Smith, Incorporated (“Merrill Lynch”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-138919), and has prepared a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The preliminary prospectus supplement dated November 8, 2007 describing the Offered Shares and the offering thereof, together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other preliminary prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Offered Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. As used herein, “Applicable Time” is 8:00 p.m. (New York time) on November 14, 2007. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the preliminary prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information and free writing prospectuses, if any, identified in Schedule C hereto, and each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”). As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to the Registration Statement, any preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.
     The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:
     Section 1. Representations and Warranties.
     A. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereafter defined), if any, and covenants with each Underwriter, as follows:

     (a) Compliance with Registration Requirements. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, including not having been an “ineligible issuer” as defined in Rule 405 under the Securities Act.
     The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, which became effective on November 22, 2006. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.
     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, and any post-effective amendment thereto, at the time it became effective and at all subsequent times through the final Option Closing Date, complied and will comply in all material respects with the Securities Act and, at the time it became effective and as of the First Closing Date (as defined in Section 2) and as of each Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times through the final Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.
     The Company is not an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein. Except for the free writing prospectuses, if any, identified in Schedule C hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives two complete manually signed copies of the Registration Statement, each amendment thereto and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement, each amendment thereto (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectus reviewed and consented to by the Representatives, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.
     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.
     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (e) Authorization of the Offered Shares. The Offered Shares to be sold by the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Shares to be sold by the Company are not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase such Offered Shares.
     (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (h) Independent Accountants. To the Company’s knowledge, BDO Seidman, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and Time of Sale Prospectus (each, an “Applicable Prospectus” and collectively, the “Applicable Prospectuses”), are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
     (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or any Applicable Prospectus. The financial data set forth in each Applicable Prospectus under the caption “Prospectus Summary—Summary Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and each Applicable Prospectus. The pro forma condensed financial statements of the Company and its subsidiaries and the related notes thereto included in the Time of Sale Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in any Applicable Prospectus.
     (j) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has not been and is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) since January 1, 2006, and since December 31, 2006, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in each Applicable Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary of the Company set forth on Schedule D attached hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company is set forth on Schedule D attached hereto. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary wholly owned by the Company or any other Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the subsidiaries listed in Schedule D attached hereto and (ii) such other entities omitted from Exhibit 21 or Schedule D attached hereto which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.
     (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each Applicable Prospectus in the Company’s balance sheet as of September 30, 2007 (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in each Applicable Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. All outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company are as set forth and accurately and fairly described, in all material respects, in each Applicable Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each Applicable Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.
     (m) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.
     (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by each Applicable Prospectus and the issuance and sale of the Offered Shares to be sold by the Company (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, with respect to clauses (ii) and (iii), for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by each Applicable Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (o) No Material Actions or Proceedings. Except as otherwise disclosed in each Applicable Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.
     (p) Intellectual Property Rights. To the Company’s knowledge, the Company owns, possesses or can acquire on reasonable terms sufficient trademarks, servicemarks, trade names, patents, copyrights, and any registrations and applications for any of the foregoing, domain names, licenses, approvals, trade secrets, know-how, inventions, technology and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted and as proposed to be conducted as set forth in each Applicable Prospectus (the “Business”). The operation of the Business by the Company, together with the Company’s use of the Intellectual Property Rights purported to be owned by, or exclusively licensed to, the Company and used by the Company in the Business (collectively, “Company Intellectual Property Rights”), does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party, other than the rights of any third party under any patent, and to the Company’s knowledge, the operation of the Business, together with the Company’s use of any Company Intellectual Property Rights, does not infringe or otherwise violate the rights of any third party under any patent. Except as disclosed in each Applicable Prospectus, no actions, suits, claims or proceedings have been asserted or, to the knowledge of the Company, threatened against the Company alleging any of the forgoing or seeking to challenge, deny or restrict the operation of the Business by the Company, except for such actions, suits claims or proceedings as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has not received any written notice of a claim of infringement, misappropriation or conflict with Intellectual Property Rights of others, except for such claims, individually or in the aggregate, as would not result in a Material Adverse Change. Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, no court, administrative body or arbitral body has issued any order, judgment, decree or injunction restricting the operation of the Business by the Company.
     Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change, the Company Intellectual Property Rights owned by the Company and, to the knowledge of the Company, any Intellectual Property Rights exclusively licensed to the Company have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights. Except as disclosed in each Applicable Prospectus or except as would not, individually or in the aggregate, be reasonably expected to result in a Material

Adverse Change, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property Rights. Except as otherwise disclosed in each Applicable Prospectus, the Company is not a party to or bound by any agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in each such Applicable Prospectus. None of the technology or intellectual property included in, or that is the subject matter of, the Company Intellectual Property Rights has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees.
     Other than the patent applications acquired by the Company from a third party (the “Acquired Patent Applications”), the Company has duly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) or foreign and international patent authorities all patent applications disclosed in each Applicable Prospectus as owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation during prosecution of the Company Patent Applications and the Acquired Patent Applications. To the Company’s knowledge, the Company Patent Applications disclose patentable subject matters, correctly name the inventors of the claimed subject matter and the Company has not been notified of any inventorship challenges nor has any interference been declared.
     The Company has used reasonable security measures, but in no event less than those efforts that would accord with normal industry practice, to maintain the confidentiality of the trade secrets and other confidential information included in the Company Intellectual Property Rights. To the knowledge of the Company, all material trade secrets included in the Company Intellectual Property Rights are valid and protectible. Furthermore, to the knowledge of the Company, (i) there has been no misappropriation of any material trade secrets included in the Company Intellectual Property Rights by any other person, (ii) no employee, independent contractor or agent of the Company has misappropriated any trade secrets of any other person in the course of performance as an employee, independent contractor or agent of the Company, and (iii) no employee, independent contractor or agent of the Company is in material default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Company Intellectual Property Rights owned by the Company.
     (q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.
     (r) Title to Properties. Except as otherwise disclosed in each Applicable Prospectus, the Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in any Applicable Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
     (s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for such failure to file or pay as would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.
     (t) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in each Applicable Prospectus, an “investment company” within the meaning of Investment Company Act.
     (u) Insurance. Each of the Company and its subsidiaries are insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims and clinical trial liability claims. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
     (w) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in each Applicable Prospectus which have not been described as required.
     (x) S-3 Eligibility. At the time the Registration Statement was originally declared effective and at the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 was filed with the Commission, the Company met the applicable requirements for use of Form S-3 under the Securities Act. The Company meets the requirements for use of Form S-3 under the Securities Act specified in NASD Rule 2710(b)(7)(C)(i) of the Financial Industry Regulatory Authority (the “FINRA”).
     (y) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in each Applicable Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in each Applicable Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the First Closing Date and the applicable Option Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (z) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.
     (aa) Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and each Applicable Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.
     (bb) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and each Applicable Prospectus.
     (cc) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus and the Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.
     (dd) Compliance with Environmental Laws. Except as described in each Applicable Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (ee) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
     (ff) Brokers. Except for the underwriting discounts and commissions payable to the Underwriters as described in each Applicable Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

     (gg) No Outstanding Loans or Other Extensions of Credit. Since the adoption of Section 13(k) of the Exchange Act, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.
     (hh) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change. The Company, its subsidiaries and, to the Company’s knowledge, the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the American Stock Exchange promulgated thereunder.
     (ii) Dividend Restrictions. Except as otherwise described in each Applicable Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.
     (jj) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably intended to continue to ensure, continued compliance therewith.
     (kk) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (ll) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:
     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and Computershare Trust Company, N.A., as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Time of Sale Prospectus and the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (c) Title to Offered Shares to be Sold. Such Selling Stockholder will have on the First Closing Date good and valid title to all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

     (d) Delivery of the Offered Shares to be Sold. Delivery of the Offered Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.
     (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, any agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the FINRA.
     (f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Prospectus and the Prospectus and other than unvested stock options.
     (g) No Further Consents, etc. Except for such consents, approvals and waivers which have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.
     (h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Time of Sale Prospectus and the Prospectus is, and on the First Closing Date and the applicable Option Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Time of Sale Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Offered Shares). As of the date of this Agreement, such Selling Stockholder is not in possession of any material non-public information regarding the Company.

     (i) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.
     (j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Offered Shares.
     (k) Distribution of Offering Materials by the Selling Stockholders. The Selling Stockholders have not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus reviewed and consented to by the Representatives, or the Registration Statement.
     Any certificate signed by a Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.
     Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
     Section 2. Purchase, Sale and Delivery of the Offered Shares.
     (a) The Firm Shares. Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 11,834,302 Firm Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 165,698 Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $59.184125 per share.
     (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of UBS, 299 Park Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on November 20, 2007, or such other time and date not later than 1:30 p.m. New York time, on December 5, 2007 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company and the Selling Stockholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the

Company, the Selling Stockholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.
     (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,800,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representatives may cancel the option at any time prior to exercise thereof and prior to its expiration by giving written notice of such cancellation to the Company.
     (d) Public Offering of the Offered Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in its sole judgment, has determined is advisable and practicable.
     (e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Offered Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.
     It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. UBS or Merrill Lynch, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such

Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.
     (f) Delivery of the Offered Shares. The Company and the Selling Stockholders shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     Section 3. Additional Covenants.
     A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:
     (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you, upon request, without charge, two signed copies of the Registration Statement and any amendments thereto (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and any amendments thereto (without exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Representatives’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the

Representatives’ consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
     (c) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ consent. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ consent.
     (d) Filing of Underwriter Free Writing Prospectuses. The Company shall not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 3(b) and 3(c)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.
     (f) Securities Act Compliance. After the date of this Agreement, through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the final Option Closing Date), the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the final Option Closing Date), the Company will use its reasonable commercial efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission. If, after the date of this Agreement and through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the final Option Closing Date), the Company receives notice pursuant to Rule 401(g)(2) under the Securities Act from the Commission or otherwise ceases to be eligible to use the automatic shelf registration form, the Company shall promptly advise the Representatives in writing of such notice or ineligibility and, if Offered Shares remain unsold by the Underwriters, the Company will (i) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Shares, (ii) use its reasonable commercial efforts to cause such registration statement or post-effective amendment to be declared effective by the Commission as soon as practicable and (iii) promptly notify the Representatives in writing of such effectiveness.
     (g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 3(b) or (c).
     (h) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable commercial efforts to obtain the withdrawal thereof at the earliest possible moment.
     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in each Applicable Prospectus.
     (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
     (k) Earnings Statement. As soon as practicable, but in any event not later than 16 months after the date of this Agreement, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (l) Exchange Act Compliance. During the period through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the final Option Closing Date), the Company shall file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (m) Listing. The Company will use its reasonable commercial efforts to list, subject to official notice of issuance, the Offered Shares on the American Stock Exchange and to maintain the listing of the Shares on the American Stock Exchange.
     (n) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 30th day following the date of the Prospectus (as the same may be extended as described below, the “Lock-up Period”), the

Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options, rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares) or publicly announce the intention to do any of the foregoing; provided, however, that the Company may (i) issue Shares or options to purchase Shares, or issue Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each Applicable Prospectus, (ii) issue Shares upon exercise of warrants described in each Applicable Prospectus and outstanding as of the date of this Agreement and (iii) issue Shares, options rights or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (A) as consideration for any acquisition, collaboration or other similar strategic transaction to which the Company or any of its subsidiaries is party pursuant to the terms of a definitive agreement or (B) in an offering exempt from the registration requirements under the Securities Act to finance any acquisition, collaboration or other similar strategic transaction to which the Company or any of its subsidiaries is party pursuant to the terms of a definitive agreement.
     (o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
     (p) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
     The Representatives, on behalf of the Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance
     A. Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, further covenants and agrees with each Underwriter as follows:
     (a) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in

Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), such Selling Stockholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.
     (b) Delivery of Forms W-8 and W-9. To deliver to the Representative prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).
     The Representatives, on behalf of the Underwriters, may, in their sole discretion, waive in writing the performance by any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. The Company and the Selling Stockholders, jointly and severally, agree to pay in such proportion as they may agree upon among themselves, all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) upon receipt of such evidentiary documentation as the Company shall reasonably request, all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, which fees and expenses shall not exceed $10,000, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA’s review, if any, and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Representatives and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the American Stock Exchange, and (x) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 7, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, and including 50% of the cost of any aircraft chartered in connection with the road show.
     Section 5. Covenant of the Underwriters. Each Underwriter severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter
     Section 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter.
          (i) On the date hereof, the Representatives shall have received from BDO Seidman, LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
          (ii) On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for Biosite Incorporated (“Biosite”), (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements of Biosite contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

          (iii) On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for Cholestech Corporation (“Cholestech”), (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements of Cholestech contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any, and, with respect to each letter dated the date hereof only, the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.
     (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
          (i) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information previously omitted pursuant to such Rule 430B, and such post-effective amendment shall have become effective;
          (ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and
          (iii) the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement through and including the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:
          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and
          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Goodwin Procter LLP, counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Representatives and counsel to the Underwriters (and the Representatives shall have received an additional two signed copies of each such counsel’s legal opinion for each of the several Underwriters).
     (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion of Jones Day, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.
     (f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:
          (i) for the period from and including the date of this Agreement and through and including such Closing Date, there has not occurred any Material Adverse Change;
          (ii) to their knowledge, the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
          (iii) to their knowledge, the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (g) Opinion of Counsel for the Selling Stockholders. On the First Closing Date the Representatives shall have received the opinion of Goodwin Procter LLP, dated as of such Closing Date, the form of which is attached as Exhibit A and to such further effect as counsel for the Underwriters shall reasonably request (and the Representatives shall have received an additional two conformed copies of such counsel’s legal opinion for each of the several Underwriters).
     (h) Selling Stockholders’ Certificate. On the First Closing Date the Representatives shall receive a written certificate executed by the Attorney-in-Fact of each Selling Stockholder, dated as of such Closing Date, to the effect that:
          (i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such Closing Date; and
          (ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.
     (i) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representative copies of the Powers of

Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representative may reasonably request.
     (j) Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from each of (i) BDO Seidman, LLP, independent public or certified public accountants for the Company, (ii) Ernst & Young LLP, independent public or certified public accountants for Biosite and (iii) PricewaterhouseCoopers LLP, independent public or certified public accountants for Cholestech, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional two conformed copies of such accountants’ letter for each of the several Underwriters).
     (k) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 11, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 8. Indemnification.
(a) Indemnification of the Underwriters. Each of the Company and each of the Selling Stockholders, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company and the Selling Stockholders shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct and to reimburse each Underwriter and each such officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (b) below, and provided, further, that (x) the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus and (y) each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished by such Selling Stockholder expressly for use therein. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Stockholders may otherwise have.
     (b) Indemnification of the Company and its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Selling Stockholders hereby acknowledge that the only information that the Representatives and the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as set forth in the third and tenth paragraphs under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     (c) Indemnification of the Company and its Directors and Officers. Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or such amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and to reimburse the

Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, that the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Selling Stockholder may otherwise have.
     (d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution under Section 9 below or otherwise under the indemnity agreement contained in this Section 8, except to the extent such indemnifying party is materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) or Section 8(c) above)), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party authorizes the indemnified party to employ separate counsel at the indemnifying party’s expense, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
     (e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
     Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.
     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     Section 11. Termination of this Agreement. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by American Stock Exchange, or trading in securities generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, or Delaware authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.
     Section 12. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Offered Shares sold by such party pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between such party, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of such party, or its stockholders, creditors or employees, as applicable, or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of such party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to such party with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and such party has consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     Section 13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.
     Section 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attention: Syndicate Department
     with a copy to:
Jones Day
222 East 41st Street
New York, NY 10017
Facsimile: (212) 755-7306
Attention: Christopher M. Kelly, Esq.
     If to the Company:
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Facsimile: (781) 647-3939
Attention: Chief Executive Officer
     with a copy to:
Goodwin Procter LLP
53 State Street

Boston, Massachusetts 02109
Facsimile: (617) 570-1231
Attention: Martin Carmichael III, Esq.
     If to the Selling Stockholders:
Ron Zwanzinger and David Teitel, as Attorneys-in-Fact
c/o Inverness Medical Innovations, Inc.
Waltham, Massachusetts 02453
Facsimile: (781) 647-3939
Any party hereto may change the address for receipt of communications by giving written notice to the others.
     Section 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.
     Section 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 18. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     Section 19. Failure of One or More of the Selling Stockholders to Sell and Deliver Offered Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.
     Section 20. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Ron Zwanziger

	Name:	Ron Zwanziger
	Title:	President and Chief Executive Officer

SELLING STOCKHOLDERS

David Scott, Ph.D.
Jerry McAleer, Ph.D.
David Toohey
John Yonkin
John Bridgen, Ph.D.
Paul T. Hempel

By:	/s/ Ron Zwanziger

	Name:	Ron Zwanziger
	Title:	Attorney-in-Fact

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.
UBS SECURITIES LLC
JEFFERIES & COMPANY, INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:	UBS SECURITIES LLC

By:	/s/ Aradhana Sarin, M.D.
	Name:	Aradhana Sarin, M.D.
	Title:	Executive Director

By:	/s/ Jeffrey Klein
	Name:	Jeffrey Klein
	Title:	Associate Director

By:	JEFFERIES & COMPANY, INC.

By:	/s/ Michael Neuberger
	Name:	Michael Neuberger
	Title:	Managing Director

By:	MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Mark Page
	Name:	Mark Page
	Title:	Director

SCHEDULE A

Number of
Firm Shares
Underwriters	to be Purchased
UBS Securities LLC	3,780,000
Jefferies & Company, Inc.	3,780,000
Merrill Lynch Pierce, Fenner & Smith Incorporated	2,040,000
Leerink Swann LLC	1,200,000
Stifel, Nicolaus & Company, Incorporated	1,200,000
Total	12,000,000

SCHEDULE B

Number of
Firm Shares
Selling Stockholder	to be Sold
David Scott, Ph.D	44,788
Jerry McAleer, Ph.D	75,000
David Toohey	13,480
John Yonkin	8,000
John Bridgen, Ph.D	13,430
Paul T. Hempel	11,000
Total:	165,698

SCHEDULE C
Schedule of Information and Free Writing Prospectuses included in the Time of Sale Prospectus
12,000,000 shares offered (11,834,302 shares by Inverness Medical Innovations, Inc.)
Price to public: $61.49 per share
Price to underwriters: $59.184125 per share

SCHEDULE D
Inverness Medical Switzerland GmbH
IMG Holding GmbH
Inverness Medical Deutschland GmbH
Wampole Laboratories, LLC
Inverness Medical (UK) Holdings Limited
Unipath Limited
Inverness Medical Investments, LLC
Binax, Inc.
Stirling Medical Innovations Limited
Inverness Medical Japan, Ltd.
Inverness Medical Hong Kong Trading Co., Limited
ABON Biopharm
Biosite Incorporated
Cholestech Corporation
Clondiag GmbH
Inverness Medical Spain
HemoSense, Inc.
Alere Medical, Inc. (following acquisition by the Company)

Exhibit A
     (i) Assuming that The Depository Trust Company (“DTC”) indicates by book entry that the Shares to be sold by the Selling Stockholders are credited to the securities accounts of each Underwriter maintained with DTC and each Underwriter makes payment for such Shares as provided in the Underwriting Agreement, in each case without notice of any adverse claim (within the meaning of Sections 8-105 and 8-502 of the UCC), such Underwriter will acquire a security entitlement (as that term is defined in the UCC) with respect to the Shares and no action based on an adverse claim (within the meaning of Section 8-502 of the UCC) may be asserted against such Underwriter with respect to such Shares.
     (ii) The sale of the Shares and the execution, delivery and performance of the Underwriting Agreement, the Power of Attorney and the Custody Agreement by each Selling Stockholder do not require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by such Selling Stockholder with any New York or federal governmental authority, except such as have been made or obtained under the Securities Act.

1